Exhibit 99.2

General Moly, Inc. — NYSE Amex and TSX: GMO

1726 Cole Blvd., Suite 115

Lakewood, CO 80401

Phone: (303) 928-8599

Fax: (303) 928-8598

GENERAL MOLY ANNOUNCES HANLONG’S RECEIPT OF SECOND CHINESE GOVERNMENTAL APPROVAL

LAKEWOOD, COLORADO — October 12, 2010, General Moly (NYSE Amex and TSX: GMO) announced that the Company has been informed by Sichuan Hanlong Group (Hanlong) that it has received a Certificate of Overseas Investment as approval from the Chinese Ministry of Commerce (MOFCOM) to invest in General Moly as a component of an overall structure to fully finance General Moly’s 80%-owned share of the Mt. Hope project. Hanlong has also filed the Certificate of Overseas Investment with the State Administration of Foreign Exchange (SAFE).  These actions follow Hanlong’s recent investment approval by the Chinese National Development and Reform Commission (NDRC).

After the publication of the Mt. Hope project’s Draft Environmental Impact Statement (DEIS), the conditions precedent to closing the initial 12.5% fully diluted share sale to Hanlong for $40 million will be substantially completed.  General Moly continues to anticipate both publication of the DEIS and Hanlong’s equity investment to occur prior to year end.

Under the agreement with Hanlong, Hanlong will increase its interest in General Moly to 25% on a fully-diluted basis, through an additional $40 million equity investment, following General Moly’s receipt of its Record of Decision (ROD) and Hanlong’s delivery of a $665 million Hanlong-guaranteed loan to be sourced from a Prime Chinese Bank.  General Moly continues to anticipate receipt of its ROD by mid-2011.

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General Moly is a U.S.-based molybdenum mineral development, exploration and mining company listed on the NYSE Amex (formerly the American Stock Exchange) and the Toronto Stock Exchange under the symbol GMO. Our primary asset, our interest in the Mt. Hope project located in central Nevada, is considered one of the world’s largest and highest grade molybdenum deposits. Combined with our second molybdenum property, the Liberty project that is also located in central Nevada, our goal is to become the largest primary molybdenum producer by the middle of the decade. For more information on the Company, please visit our website at http://www.generalmoly.com.

Contact Information — General Moly:

Investors — Seth Foreman	(303) 928-8591	sforeman@generalmoly.com
Business Development — Greg McClain	(303) 928-8601	gmcclain@generalmoly.com

Website: http://www.generalmoly.com		info@generalmoly.com

Forward-Looking Statements

Statements herein that are not historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act, as amended and Section 21E of the Securities Exchange Act of 1934, as amended and are intended to be covered by the safe harbor created by such sections.  Such forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those projected, anticipated, expected, or implied by the Company.  These risks and uncertainties include, but are not limited to, metals price and production volatility, global economic conditions, currency fluctuations, increased production costs and variances in ore grade or recovery rates from those assumed in mining plans, exploration risks and results, political, operational and project development risks, including the Company’s ability to obtain required permits to commence production and its ability to raise required financing, adverse governmental regulation and judicial outcomes.  The closing of the Hanlong transaction and obtaining bank financing are subject to a number of conditions precedent that may not be fulfilled.  For a detailed discussion of risks and other factors that may impact these forward looking statements, please refer to the Risk Factors and other discussion contained in the Company’s quarterly and annual periodic reports on Forms 10-Q and 10-K, on file with the SEC.  The Company undertakes no obligation to update forward-looking statements.